                                                                     Exhibit 2.3
                                                                  EXECUTION COPY

                             CONTRIBUTION AGREEMENT

          This Contribution Agreement (the "Agreement") is entered into as of the 24th day of February, 2003, by and among EMP Merger Corporation, a Delaware corporation (the "Company"), and the persons set forth on the signature pages hereto as "Transferors" and each person who becomes a party to this Agreement in accordance with the terms of Section 1.3 hereof upon execution of an Instrument of Accession to this Agreement in the form attached hereto as Exhibit B (collectively, the "Transferors" and, each individually, a "Transferor").

          WHEREAS, pursuant to that certain Merger Agreement of even date herewith (the "Merger Agreement") by and among the Company and EMP Group L.L.C., a Delaware limited liability company (the "LLC"), the issued and outstanding interests of the LLC set forth on Schedule A attached hereto (each such reference to Schedule A attached hereto shall mean and refer to such Schedule A as amended from time to time in accordance with Section 1.3 hereof) (the "Contribution Interests") owned by the Transferors set forth on Schedule A attached hereto (collectively, the "Interests Transferors" and each individually, an "Interests Tran sferor") will be contributed to the Company. Capitalized terms used herein but not defined shall have the meaning ascribed to them in the Merger Agreement;

          WHEREAS, each Interests Transferor desires to make a capital contribution of the Contribution Interests set forth opposite the name of such Interests Transferor on Schedule A attached hereto to the Company in exchange for shares of the Company's Class B Common Stock, par value $0.01 per share (the "Company Common Stock"), on the terms and conditions contained herein;

          WHEREAS, each Transferor set forth on Schedule B attached hereto (each such reference to Schedule B attached hereto shall mean and refer to such Schedule B as amended from time to time in accordance with Section 1.3 hereof) (the "Cash Transferors") desires to make a capital contribution to the Company in cash in the amount set forth opposite the name of such Cash Transferor on Schedule B attached hereto (the "Cash Contribution") in exchange for shares of Company Common Stock on the terms and conditions contained herein;

          WHEREAS, the Company desires to issue Company Common Stock to the Transferors in exchange for the Contribution Interests and the Cash Contribution; and

          WHEREAS, the Company is a transitory entity formed solely for the purposes of effecting (i) the acquisition of Units pursuant to the Merger by the Cash Transferors from certain Members and (ii) a recapitalization of the LLC.

          NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties to this Agreement, intending to be legally bound, mutually agree as follows:

                                    ARTICLE I

           Contribution and Issuance of Shares of Company Common Stock

          1.1 Transfer of Contribution Interests. Subject to the terms and conditions, relying on the representations and warranties and in consideration of the covenants and agreements set forth herein, each Interests Transferor severally agrees irrevocably to contribute, convey, grant, transfer and deliver at the Closing Time (as defined below) to the Company, and the Company agrees to accept and take delivery at the Closing Time from the Interests Transferors of, the Contribution Interests, free and clear of any lien, claim or encumbrance of any nature whatsoever, except for Company's obligations hereunder. The transfer of the Contribution Interests by each Interests Transferor pursuant to the terms of this Agreement shall constitute a contribution transaction under which all the benefits and risks relating to the Contribution Interests shall pass from the Interests Transferors to the Company conclusively at the Closing Time and shall not constitute in any way a lending transaction or any other transaction.

          1.2 Cash Contribution. Subject to the terms and conditions, relying on the representations and warranties and in consideration of the covenants and agreements set forth herein, each Cash Transferor severally agrees irrevocably to contribute, convey, grant, transfer and deliver at the Closing Time hereof to the Company, and the Company does hereby agree to accept and take delivery at the Closing Time of cash in the amount set forth opposite the name of each Cash Transferor on Schedule B attached hereto by wire transfer of immediately available funds denominated in U.S. dollars to an account to be established with wiring instructions set forth on Exhibit A which will be attached hereto prior to April 9, 2003.

          1.3     Instruments of Accession; Amendment to Schedules.

          (a) The Company may, from time to time prior to April 9, 2003, execute and deliver Instruments of Accession in the form of Exhibit B attached hereto with additional Transferors pursuant to which such Transferors shall be made parties to this Agreement and shall agree to contribute the Contribution Interests and/or Cash Contributions set forth in such Instruments of Accession. Additional Transferors will be made parties hereto upon execution and delivery to the Company (a) by such additional Transferor and the Company of an Instrument of Accession to this Agreement in the form of Exhibit B attached hereto and (b) by such additional Transferor of a counterpart signature page to the Amended LLC Agreement.

          (b) Schedule A and Schedule B shall be amended from time to time prior to April 9, 2003, upon execution and delivery by the Company and any such additional Transferors of an Instrument of Accession, to reflect additional Contribution Interests or Cash Contributions, as appropriate, and such additional Transferor. The aggregate amount of all Cash Contributions (i) shall be increased by any additional Cash Contributions reflected on Schedule B attached hereto in accordance with the first sentence of this Section 1.3(b) after the date hereof, and (ii) shall be decreased, with any such decreases reflected in the Cash Contributions by such Cash Transferors as provided in the next sentence, by the Units Value (as defined below) of any additional Contribution Interests reflected on Schedule A attached hereto in accordance with the first sentence of this Section 1.3(b) after the date hereof. In addition, each time Schedule A or

                                        2

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Schedule B is amended in accordance with the first sentence of this Section
1.3(b), Schedule B shall be automatically amended such that, after the adjustments required by the immediately preceding sentence, the sum of all Cash Contributions shall equal $435,058,272 (the "Aggregate Cash Contribution Amount"). In order to effect the adjustment provided by the immediately preceding sentence, only the amounts to be contributed by the THLee Transferors (as defined below), on a pro-rata basis, shall be adjusted (upward and downward) such that the sum of all Cash Contributions equals the Aggregate Cash Contribution Amount; provided, further, that the aggregate Cash Contributions by the THLee Transferors shall in any event be at least $253,920,000 and shall not exceed $301,946,353. The "THLee Transferors" shall include Thomas H. Lee Equity Fund V, L.P., Thomas H. Lee Parallel Fund V, L.P., Thomas H. Lee Equity (Cayman) Fund V, L.P., Putnam Investments Holdings, LLC, Putnam Investments Employees' Securities Company I LLC, Putnam Investments Employees' Securities Company II LLC, 1997 Thomas H. Lee Nominee Trust, and Thomas H. Lee Investors Limited Partnership. The "Units Value" shall mean $1,605.272 with respect to each Class A Unit and Class A-1 Unit, $1,726.370 with respect to each Class C Unit, $913.10 with respect to each Class E Unit, $1,751.138 with respect to each Class F Unit and $1,683.803 with respect to each Class H Unit.

          (c) Schedule B shall be amended to reflect amendments to the Cash Contribution amount of any Evercore Member or THLee Transferor; provided, that aggregate Cash Contributions of the Evercore Members and THLee Transferors shall not be changed, except, with respect to the THLee Transferors, as expressly provided herein.

          (d) The parties hereto acknowledge and agree that (i) there are no side letter agreements as of the date hereof providing for any benefit, right or entitlement to any one Initial Co-Investor that is more beneficial to, preferential to, greater than or superior to, the benefits, rights or entitlements granted to any other Initial Co-Investor and (ii) if, after the date hereof, any additional Cash Transferor contributes an amount equal to or less than $20,000,000 pursuant to the terms hereof and is granted rights superior to any Cash Transferor making a Cash Contribution equal to or in excess of $20,000,000 pursuant to the terms hereof (each a "Qualifying Co-Investor"), then each Qualifying Co-Investor shall receive notice of, and be entitled to, such superior rights.

          1.4 Consideration. Subject to the terms and conditions, relying on the representations and warranties and in consideration of the covenants and agreements set forth herein, in consideration of the transfer of the cash and Contribution Interests to the Company by each Transferor as set forth in Sections 1.1 and 1.2, the Company agrees to issue such number of shares of the Company Common Stock (a) to each Cash Transferor equal to a fraction, the numerator of which is the aggregate cash contributed by such Cash Transferor and the denominator of which is $1,000, and (b) to each Interests Transferor determined as follows:

          (i) 1.605272 shares of Company Common Stock shall be issued for each Class A Unit of the LLC, being contributed to the Company by such Interests Transferor;

          (ii) 1.605272 shares of Company Common Stock shall be issued for each Class A-1 Unit of the LLC being contributed to the Company by such Interests Transferor;

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

          (iii) 1.72637 shares of Company Common Stock shall be issued for each Class C Unit of the LLC, if any, being contributed to the Company by such Interests Transferor;

          (iv) 0.9131 shares of Company Common Stock shall be issued for each Class E Unit of the LLC being contributed to the Company by such Interests Transferor;

          (v) 1.751138 shares of Company Common Stock shall be issued for each Class F Unit of the LLC being contributed to the Company by such Interests Transferor; and

          (vi) 1.683803 shares of Company Common Stock shall be issued for each Class H Unit of the LLC being contributed to the Company by such Interests Transferor.

          1.5 Closing. Subject to the terms set forth herein, the contribution of the Contribution Interests and the Cash Contribution and issuance of the shares of Company Common Stock hereunder shall occur at a closing (the "Closing") to be held at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, NY 10153, immediately prior to the Effective Time, but in no event later than June 30, 2003 (the "Closing Time"). Upon delivery by wire transfer of same day funds denominated in U.S. dollars to the account set forth on Exhibit A attached hereto by each Cash Transferor in the amount set forth opposite the name of each Cash Transferor on Schedule B attached hereto,
(i) the Contribution Interests of each Interests Transferor will be automatically transferred and contributed to the Company, and each Interests Transferor hereby assigns the Contribution Interests to the Company as of the Closing Time and (ii) the Company shall deliver a share certificate representing the Company Common Stock issuable to each Transferor in accordance with Section 1.4.

          1.6 Cash Merger Consideration. Each party hereto acknowledges and agrees that the aggregate Cash Merger Consideration payable by Merger Corp upon consummation of the Merger shall be paid to the persons and in the amounts set forth on Schedule C attached hereto. Schedule C shall be automatically amended from time to time to reflect adjustments required as a result of the contribution of additional Contribution Interests by Interests Transferors in accordance with Section 1.3 hereof.

                                   ARTICLE II

                  Representations and Warranties of the Company

          The Company makes the following representations and warranties, which representations and warranties shall be true, correct and complete in all respects on the date hereof and shall be true, correct and complete in all material respects as of the Closing (except for those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which representations and warranties shall be true and correct as of such particular date or period of time) to each Transferor that:

          2.1 Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.

          2.2 Authorization. All corporate action on the part of the Company necessary for the authorization, execution, delivery and performance of this Agreement by the Company, and for the authorization, issuance and delivery of the shares of Company Common Stock being sold under this Agreement has been taken. This Agreement, when executed and delivered by all parties hereto, shall constitute the valid and legally binding obligation of the Company, except to the extent the enforceability thereof may be limited by bankruptcy laws, insolvency laws, reorganization laws, moratorium laws or other laws affecting creditors' rights generally or by general equitable principles.

          2.3 Validity of Company Common Stock. The shares of Company Common Stock, when issued, sold and delivered in accordance with the terms of this Agreement, shall be duly and validly issued, and fully paid and nonassessable.

          2.4 Securities Act. Subject to the completion of any post-sale Blue Sky filings, which filings the Company agrees it will complete, the issuance of the shares of the Company Common Stock in accordance with the terms of this Agreement (assuming the accuracy of the representations and warranties of each Transferor contained in Article III hereof) is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act").

                                   ARTICLE III

                  Representations, Warranties and Agreements of
                                 the Transferors

          Each Transferor, separately and not jointly, makes the following representations and warranties, which representations and warranties shall be true, correct and complete in all respects on the date hereof and shall be true, correct and complete in all material respects as of the Closing (except for those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which representations and warranties shall be true and correct as of such particular date or period of time) to the Company and each other Transferor that:

          3.1 Authorization. Such Transferor has full legal capacity and unrestricted power to execute and deliver this Agreement to which he, she or it is a party, and any other agreements or instruments executed by it in connection herewith or therewith and to consummate the transactions contemplated herein or therein. This Agreement, when executed and delivered by each Transferor, will constitute its valid and legally binding obligation, except to the extent the enforceability thereof may be limited by bankruptcy laws, insolvency laws, reorganization laws, moratorium laws or other laws affecting creditors' rights generally or by general equitable principles.

          3.2     Investment Representations.

                  (a) The shares of Company Common Stock to be received by each Transferor will be acquired by such Transferor for investment for his, her or its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof in violation of applicable federal and state securities laws, and such Transferor has no current intention of selling, granting participation in or otherwise distributing the same, in each case, in violation of applicable federal and state securities laws. By executing this Agreement, such Transferor further represents that such Transferor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person, or to any third person, with respect to any of the shares of Company Common Stock, in each case, in violation of applicable federal and state securities laws.

                  (b) Such Transferor understands that the shares of Company Common Stock have not been registered under the 1933 Act on the basis that the issuance provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the 1933 Act pursuant to Section 4(2) thereof and regulations issued thereunder.

                  (c) Such Transferor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of his, her or its investment. Such Transferor further represents that such Transferor has had access, during the course of the transactions contemplated hereby and prior to its purchase of shares of Company Common Stock, to the same kind of information that is specified in Part I of a registration statement under the 1933 Act and that it has had, during the course of the transactions contemplated hereby and prior to his, her or its investment of the shares of Company Common Stock, the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of the offering and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access. Such Transferor understands that no federal or state agency has passed upon this investment or upon the Company, nor has any such agency made any finding or determination as to this investment.

                  (d) Such Transferor understands that the shares of Company Common Stock may not be sold, transferred or otherwise disposed of without registration under the 1933 Act or an exemption therefrom, and that in the absence of an effective registration statement covering the shares of Company Common Stock or an available exemption from registration under the 1933 Act, the shares of Company Common Stock must be held indefinitely. Such Transferor must be prepared to bear the economic risk of this investment for an indefinite period of time. In particular, such Transferor acknowledges that it is aware that the shares of Company Common Stock may not be sold pursuant to Rule 144 promulgated under the 1933 Act unless all of the conditions of that Rule are met. Among the current conditions for use of Rule 144 by certain holders is the availability to the public of current information about the Company. Such information is not now available, and the Company has no current plans to make such information available. Such Transferor represents that, in the absence of an effective registration statement covering the shares of Company Common Stock, such Transferor will sell, transfer or otherwise dispose of the shares of Company Common Stock only in a manner consistent with his, her or its representations set forth herein.

                  (e) Such Transferor acknowledges that this investment is not recommended for investors who have any need for a current return on this investment or who cannot bear the risk of losing their entire investment. Such Transferor acknowledges that: (i) such Transferor has adequate means of providing for his, her or its current needs and possible personal contingencies and has no need for liquidity in this investment; (ii) his, her or its commitment to investments which are not readily marketable is not disproportionate to his, her or its net worth; and (iii) his, her or its investment in the shares of Company Common Stock will not cause his, her or its overall financial commitments to become excessive.

                  (f) Such Transferor has not retained any finder, broker, agent, financial advisor, Purchaser Representative (as defined in Rule 501(h) of Regulation D of the 1933 Act) or other intermediary in connection with the transactions contemplated by this Agreement and agrees to indemnify and hold harmless the Company from any liability for any compensation to any such intermediary retained by such Transferor and the fees and expenses of defending against such liability or alleged liability

                  (g) Such Transferor is an "Accredited Investor" as defined in Rule 501(a) promulgated under Regulation D of the 1933 Act.

          3.3 Title to Shares. Such Transferor, to the extent that such Transferor is an Interests Transferor, owns good and marketable title to the Contribution Interests set forth opposite such Interests Transferor's name on Schedule A hereto, free and clear of all liens, pledges, charges, security interests, restrictions on transfer and other encumbrances. Other than as contemplated by this Agreement, there is no subscription, option, warrant, call, right, agreement or commitment relating to the issuance, sale, delivery, repurchase or transfer by the Interests Transferor (including any right of conversion or exchange under any outstanding security or other instrument) of such Contribution Interests. Upon the contribution of the Contribution Interests to the Company at Closing, and subject to applicable securities laws, such Interests Transferor will transfer to the Company his, her or its entire legal and beneficial interest in the Contribution Interests, free and clear of any liens, pledges, charges, security interests, restrictions on transfer and other encumbrances by or through such Interests Transferor. Such Interests Transferor is not party to and is not aware of any voting trusts, proxies or any other agreements or understandings with respect to the voting of the Contribution Interests.

          3.4 No Violation. Neither the execution and delivery of this Agreement by such Transferor nor the transactions contemplated herein will (a) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any agreement, lease or other instrument or obligation to which such Transferor is a party, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been or shall prior to the Closing be obtained, or (b) violate any order, writ, injunction or decree applicable to such Transferor or any of such Transferor's assets.

          3.5 Government Approvals. No consent, approval, license or authorization of, or designation, declaration or filing with, any court or governmental authority or regulatory agency is or will be required on the part of such Transferor in connection with the execution, delivery and performance by such Transferor of this Agreement and any other agreements or instruments executed by such Transferor in connection herewith or therewith, except for the following: (i) those which have already been made or granted, and (ii) post-issuance filings pursuant to applicable state and federal securities laws (which filings will be made by the Company following the Closing in accordance with applicable requirements).

          3.6 Litigation. There are no judicial or administrative actions, proceedings or investigations pending or, to such Transferor's knowledge, threatened that question the validity of this Agreement or any action taken or to be taken by Interests Transferor in connection with this Agreement. There are no lawsuits, claims, judgments, orders, decrees, administrative or other proceedings or investigations relating to the ownership of the Contribution Interests held by such Interests Transferor or otherwise affecting the Contribution Interests pending, or, to such Transferor's knowledge, threatened against Transferor.

          3.7 Broker. Except as set forth on Schedule 3.7 attached hereto, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement, based upon arrangements made by or on behalf of such Transferor.

                                   ARTICLE IV

                           Mutual Conditions Precedent

          The obligations of the Company and the Transferors under Article I of this Agreement are subject to the fulfillment or waiver on or before the Closing of the conditions precedent to the consummation of the Merger set forth in
Section 6 of the Merger Agreement pursuant to the terms set forth therein.

                                    ARTICLE V

                                  Miscellaneous

          5.1 No Waiver; Modifications in Writing. This Agreement sets forth the entire understanding of the parties, and supersedes all prior agreements, arrangements and communications, whether oral or written, with respect to the subject matter hereof. No waiver of or consent to any departure from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof, provided that notice of any such waiver shall be given to each party hereto as set forth below. Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and the Transferors entitled to a majority of the shares of Company Common Stock issuable hereunder. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

          5.2 Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

          If to the Company:            EMP Merger Corp.
                                        c/o Thomas H. Lee Partners, L.P.
                                        75 State Street
                                        Boston, Massachusetts 02109
                                        Attention:  Anthony J. DiNovi
                                                    Soren Oberg
                                        Facsimile: (617) 227-3514

          If to the Transferors:        To the address set forth below such
                                        Transferor's name on Schedule A attached hereto and/or Schedule B attached hereto

          With a copy to:               Weil, Gotshal & Manges LLP
                                        101 Federal Street
                                        Boston, Massachusetts 02110
                                        Attention:  James Westra, Esq.
                                        Facsimile:  (617) 772-8333

                                        and

                                        Simpson Thacher & Bartlett
                                        3330 Hillview Avenue
                                        Palo Alto, California 94304
                                        Attention:  Richard Capelouto, Esq.
                                        Facsimile:  (650) 251-5002

          All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of personal delivery or delivery by telecopy, on the date of such delivery, (b) in the case of dispatch by nationally-recognized overnight courier, on the next business day following such dispatch and (c) in the case of mailing, on the third business day after the posting thereof.

          5.3 Taxes. The Company shall pay any and all stamp, transfer and other similar taxes payable or determined to be payable in connection with the execution and delivery of this Agreement or the issuance of the shares of Company Common Stock but excluding all federal, state and local income or similar taxes and shall save and hold the Transferors harmless from and against any and all liabilities with respect to or resulting from any delay in paying, or omission to pay, such taxes.

          5.4 Execution of Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

          5.5 Binding Effect; Assignment. The rights and obligations of the Transferors under this Agreement may not be assigned to any other person. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any person other than the parties to this Agreement, and their respective successors and assigns. This Agreement shall be binding upon the Company and each Transferor and its and their respective successors and assigns.

          5.6 Governing Law. This Agreement shall be governed by the laws of the State of Delaware as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

          5.7 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          5.8 Exhibits and Headings. All Exhibits to this Agreement shall be deemed to be a part of this Agreement. The Article and Section headings used or contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

          5.9 Injunctive Relief. Each of the parties to this Agreement hereby acknowledges that in the event of a breach by any of them of any material provision of this Agreement, the aggrieved party may be without an adequate remedy at law. Each of the parties therefore agrees that, in the event of a breach of any material provision of this Agreement, the aggrieved party may elect to institute and prosecute proceedings to enforce specific performance or to enjoin the continuing breach of such provision, as well as to obtain damages for breach of this Agreement. By seeking or obtaining any such relief, the aggrieved party will not be precluded from seeking or obtaining any other relief to which it may be entitled.

          5.10 Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof or thereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

          5.11 Survival of Agreements, Representations and Warranties. All agreements, representations and warranties contained herein or made in writing by or on behalf of the Company or the Transferors, as the case may be, in connection with the transactions contemplated by this Agreement shall survive the execution and delivery of this Agreement and the issuance of the shares of Company Common Stock.

                             CONTRIBUTION AGREEMENT

                           COUNTERPART SIGNATURE PAGE

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as an instrument under seal, as of the date first above written.

                           EMP MERGER CORPORATION

                           By: /s/ Anthony J. DiNovi
                               -------------------------------
                               Name: Anthony J. DiNovi
                               Title: President

                           TRANSFERORS:


                           THOMAS H. LEE EQUITY FUND V, L.P.

                           By: THL Equity Advisors V, LLC, its general partner
                           By: Thomas H. Lee Partners, L.P., its sole member
                           By: Thomas H. Lee Advisors, LLC, its general partner

                           /s/ Anthony J. DiNovi
                           -----------------------------------
                           Name: Anthony J. DiNovi
                           Principal Managing Director

                           THOMAS H. LEE PARALLEL FUND V, L.P.

                           By: THL Equity Advisors V, LLC, its general partner
                           By: Thomas H. Lee Partners, L.P., its sole member
                           By: Thomas H. Lee Advisors, LLC, its general partner


                           /s/ Anthony J. DiNovi
                           -----------------------------------
                           Name: Anthony J. DiNovi
                           Principal Managing Director

                           THOMAS H. LEE EQUITY (CAYMAN) FUND V, L.P.

                           By: THL Equity Advisors V, LLC, its general partner
                           By: Thomas H. Lee Partners, L.P., its sole member
                           By: Thomas H. Lee Advisors, LLC, its general partner


                           /s/ Anthony J. DiNovi
                           -----------------------------------
                           Name: Anthony J. DiNovi
                           Principal Managing Director

                           PUTNAM INVESTMENTS HOLDINGS, LLC


                           By:  /s/ Wiliam Woolverton
                              --------------------------------
                           Name: William Woolverton
                           Title:

                           PUTNAM INVESTMENTS EMPLOYEES' SECURITIES
                           COMPANY I LLC


                           By:  /s/ Wiliam Woolverton
                              --------------------------------
                           Name: William Woolverton
                           Title:

                           PUTNAM INVESTMENTS EMPLOYEES' SECURITIES
                           COMPANY II LLC


                           By:  /s/ Wiliam Woolverton
                              --------------------------------
                           Name: William Woolverton
                           Title:

                           1997 THOMAS H. LEE NOMINEE TRUST

                           By: US Bank, N.A. (successor to State Street Bank and Trust Company), not personally, but solely as Trustee under the 1997 Thomas H. Lee Nominee Trust


                           By:  /s/ Gerald R. Wheeler
                              --------------------------------
                           Name: Gerald R. Wheeler
                           Title: Vice President

                           THOMAS H. LEE INVESTORS LIMITED PARTNERSHIP

                           By: THL Investment Management Corp., its general
                                partner

                           By: /s/ Thomas H. Lee
                              ---------------------------------------
                           Thomas H. Lee, Chief Executive Officer

                           PPM AMERICA PRIVATE EQUITY FUND L.P.


                           By: PPM AMERICA CAPITAL PARTNERS, LLC
                           Its: General Partner


                           By:  /s/ Brian P. Gallagher
                                -------------------------------------
                           Its: Partner
                                -------------------------------------


                           By:  /s/ William T. Considine
                                -------------------------------------
                           Its: Senior Partner
                                -------------------------------------

                           EVERCORE CAPITAL PARTNERS (NQ) L.P.

                           By:  Evercore Partners L.L.C., its General Partner

                           By:  /s/ Saul Goodman
                                -------------------------------------
                                Name: Saul Goodman
                                Title: Managing Member

                           EVERCORE CAPITAL OFFSHORE PARTNERS L.P.

                           By: Evercore Partners L.L.C., its Investment General Partner

                           By:  /s/ Saul Goodman
                                -------------------------------------
                                Name: Saul Goodman
                                Title: Managing Member

                           By:  Evercore Offshore Partners Ltd., its
                                Administrative  General Partner

                           By:  /s/ Saul Goodman
                                -------------------------------------
                                Name: Saul Goodman
                                Title: Director

                           EVERCORE CO-INVESTMENT PARTNERSHIP L.P.

                           By: Evercore Co-Investment GP L.L.C., its General Partner

                           By:  Evercore Partners L.L.C., its Managing Member

                           By:  /s/ Saul Goodman
                                -------------------------------------
                                Name: Saul Goodman
                                Title: Managing Member

                           EVERCORE CAPITAL PARTNERS L.P.

                           By:  Evercore Partners L.L.C., its General Partner

                           By:  /s/ Saul Goodman
                                -------------------------------------
                                Name: Saul Goodman
                                Title: Managing Member

                           EVERCORE CAPITAL PARTNERS II L.P.

                           By:  Evercore Partners II L.L.C., its General Partner

                           By:  /s/ Saul Goodman
                                -------------------------------------
                                Name: Saul Goodman
                                Title: Managing Member

                           EVERCORE CO-INVESTMENT PARTNERSHIP II L.P.

                           By: Evercore Co-Investment GP II L.L.C., its General Partner

                           By:  Evercore Partners II L.L.C., its Managing Member

                           By:  /s/ Saul Goodman
                                -------------------------------------
                                Name: Saul Goodman
                                Title: Managing Member

                           THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

                           By:  /s/ Basil P. Livanos
                                -------------------------------------
                           Name: Basil P. Livanos
                           Title: Investment Officer

                           David J. Pecker, on behalf of the DJP Members


                           By:   /s/ David J. Pecker
                                 -------------------------------------
                           Name: David J. Pecker

                           BG MEDIA INVESTORS, L.P., as a Member


                           By:  BG Media Investors L.L.C., as General Partner

                           By:   /s/ William Grimes
                                 -------------------------------------
                           Name: William Grimes
                           Title: General Partner

                           BG MEDIA INTERMEDIATE FUND, L.P., as a Member

                           By:  BG Media Investors L.L.C., as General Partner

                           By:   /s/ William Grimes
                                 -------------------------------------
                           Name: William Grimes
                           Title: General Partner

                           WEIDER HEALTH AND FITNESS, LLC


                           By:   /s/ Eric Weider
                                 -------------------------------------
                           Name: Eric Weider
                           Title: President

                           WEIDER INTERACTIVE NETWORKS, INC.


                           By:   /s/ Eric Weider
                                 -------------------------------------
                           Name: Eric Weider
                           Title:

                                   SCHEDULE A

                                                 Class and Number of Interests    Number of shares of Company
     Name and Address of Interests Transferor            Contributed                     Stock Issuable
-------------------------------------------------------------------------------------------------------------
Evercore Capital Partners L.P.                          2,208.062 Class A Units                      3,544.54

                                                         67.200 Class A-1 Units                       107.874

                                                          493.462 Class H Units                       830.892

-------------------------------------------------------------------------------------------------------------
Evercore Capital Partners (NQ) L.P.                     2,518.950 Class A Units                     4,043.601

                                                         76.751 Class A-1 Units                       123.207

                                                          562.959 Class H Units                      947.9120

-------------------------------------------------------------------------------------------------------------
Evercore Capital Offshore Partners L.P.                   619.096 Class A Units                       993.818

                                                         18.818 Class A-1 Units                        30.208

                                                          138.352 Class H Units                       232.957

-------------------------------------------------------------------------------------------------------------
Evercore Co-Investment Partnership L.P.                   600.125 Class A Units                       963.364

-------------------------------------------------------------------------------------------------------------
DJP                                                       614.251 Class E Units                       560.872

-------------------------------------------------------------------------------------------------------------
BG Media Investor, L.P.                                12,199.821 Class A Units                    19,584.035

-------------------------------------------------------------------------------------------------------------
BG Media Intermediate Fund, L.P.                        259.124 Class A-1 Units                       415.965

-------------------------------------------------------------------------------------------------------------
Weider Health and Fitness, LLC                          6,361.116 Class H Units                    10,710.865

-------------------------------------------------------------------------------------------------------------
Weider Interactive Networks, Inc.                          64.001 Class H Units                       107.765

-------------------------------------------------------------------------------------------------------------

                                   SCHEDULE B

                                                                                        Number of shares of Company
           Name and Address of Cash Transferor              Cash Contribution Amount           Stock Issuable
---------------------------------------------------------------------------------------------------------------------
Thomas H. Lee Equity Fund V, L.P.                                   $  232,679,860.00                     232,679.860

---------------------------------------------------------------------------------------------------------------------
Thomas H. Lee Parallel Fund V, L.P.                                 $   60,389,271.00                      60,389.271

---------------------------------------------------------------------------------------------------------------------
Thomas H. Lee Equity (Cayman) Fund V, L.P.                          $    3,200,631.00                       3,200.631

---------------------------------------------------------------------------------------------------------------------
Putnam Investments Holdings, LLC                                    $    1,811,678.00                       1,811.678

---------------------------------------------------------------------------------------------------------------------
Putnam Investments Employees' Securities Company I LLC              $    1,570,121.00                       1,570.121

---------------------------------------------------------------------------------------------------------------------
Putnam Investments Employees' Securities Company II LLC             $    1,388,953.00                       1,388.953

---------------------------------------------------------------------------------------------------------------------
1997 Thomas H. Lee Nominee Trust                                    $      513,309.00                         513.309

---------------------------------------------------------------------------------------------------------------------
Thomas H. Lee Investors Limited Partnership                         $      392,530.00                         392.530

---------------------------------------------------------------------------------------------------------------------
Evercore Capital Partners II L.P.                                   $  107,544,931.00                     107,544.931

---------------------------------------------------------------------------------------------------------------------
Evercore Co-Investment Partnership II L.P.                          $      566,988.00                         566.988

---------------------------------------------------------------------------------------------------------------------
PPM America Private Equity Fund L.P.                                $   20,000,000.00                          20,000

---------------------------------------------------------------------------------------------------------------------
The Equitable Life Assurance Society of the Unites States           $    5,000,000.00                           5,000

---------------------------------------------------------------------------------------------------------------------
           AGGREGATE CASH CONTRIBUTION AMOUNT                       $  435,058,272.00
                                                                    =================
---------------------------------------------------------------------------------------------------------------------
        AGGREGATE SHARES OF COMPANY COMMON STOCK                                                          435,058.272
                                                                                                          ===========
---------------------------------------------------------------------------------------------------------------------

                                   SCHEDULE C

Evercore Capital Partners L.P.                   $ 114,674,877
Evercore Capital Partners (NQ) L.P.              $  23,598,646
Evercore Capital Offshore Partners L.P.          $  30,152,548
Evercore Co-Investment Partnership L.P.          $   6,501,714
Tandem Journalism Investment, L.P.               $  65,576,978
Circulation, LLC                                 $  45,620,762
JP Morgan Partners (BCHA), L.P.                  $  49,253,242
BG Media Investors, L.P.                         $  20,547,772
BG Media Intermediate Fund, L.P.                 $     436,435
DB Capital Investors, L.P.                       $  16,393,041
BancBoston Investments Inc.                      $   9,039,188
Caravelle Investment Fund, L.L.C.                $   8,026,361
Suchet Holdings, L.L.C.                          $   5,797,521
David J. Pecker                                  $  10,724,903
Other Management                                 $   5,714,284

Aggregate Cash Merger Consideration              $ 412,058,272
                                                 =============

                                  SCHEDULE 3.7
                                     to the
                             CONTRIBUTION AGREEMENT
                                 BROKERAGE FEES

1. The fees paid to UBS Warburg LLC in connection with its delivery of the fairness opinion to the Advisory Committee of Evercore Capital Partners L.P.

2. The fees paid to JPMorgan in connection with the transactions contemplated by this Agreement.

3. The fees paid to Bear Stearns in connection with the transactions contemplated by this Agreement.

                                    EXHIBIT A

                      BANK ACCOUNT AND WIRING INSTRUCTIONS

                     [To be attached prior to April 9, 2003]

                                    EXHIBIT B

                             EMP MERGER CORPORATION

                             INSTRUMENT OF ACCESSION

          The undersigned, _________________, hereby agrees to become a party to and be bound by that certain Contribution Agreement, dated as of February 24, 2003 (the "Contribution Agreement"), by and among EMP Merger Corporation and the other Transferors named therein, as a "[Interests][Cash] Transferor". Any capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Contribution Agreement. This Instrument of Accession shall take effect and shall become an integral part of the said Contribution Agreement immediately upon (i) execution and delivery by the undersigned to the Company and (ii) execution on behalf of the Company of this Instrument.

          IN WITNESS WHEREOF, this INSTRUMENT OF ACCESSION has been duly executed by or on behalf of the undersigned, as a sealed instrument under the laws of the State of Delaware, as of the date below written.

EMP MERGER CORPORATION             [Number of Contribution Interests:_______]

                                   [Type of Contribution Interests:__________]

                                   [Amount of Cash Contribution:______________]

By:
   ------------------------
Name:
Title:
                                   By:
                                      --------------------------------------

                                   Print Name:
                                              ------------------------------

                                   Date:
                                        ----------

                                   Address:
                                           --------------------------------

                                           --------------------------------

                                           --------------------------------